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INTERMET CORPORATION
5445 Corporate Drive
Troy, MI 48098-2683
Tel: 248-952-2500
Fax: 248-952-2501

[INTERMET LOGO]

                                               NEWS RELEASE

                                               For IMMEDIATE Release
                                               Investor Inquiries: Bytha Mills
                                               Media Inquiries: Mike Kelly
                                               INTERMET Corporation
                                               248-952-2500


INTERMET SHARES TO BE DELISTED FROM NASDAQ

TROY, Michigan, October 7, 2004 - INTERMET Corporation (Nasdaq: INMT) today announced that its common stock will cease trading on The Nasdaq Stock Market effective with the opening of business on Tuesday, October 12, 2004.

INTERMET received a written Notice of Staff Determination on October 1, 2004, from the Nasdaq Listing Qualifications Department stating that INTERMET's common stock is being delisted from The Nasdaq Stock Market pursuant to Marketplace Rule 4815(a). The delisting is based on Nasdaq's determination that the company does not comply with the continued listing requirements under Marketplace Rules 4300 and 4450(f).

INTERMET anticipates that its common stock will continue to be quoted on the Pink Sheets Electronic Quotation Service following its delisting from Nasdaq. The company's common stock may also become eligible for quotation on the OTC Bulletin Board if a market maker applies to register the stock in accordance with applicable SEC rules, and if the application is cleared, neither of which is assured.

About INTERMET

With headquarters in Troy, Michigan, INTERMET Corporation is a manufacturer of powertrain, chassis/suspension and structural components for the automotive industry. The company has approximately 6,000 employees worldwide. More information is available on the Internet at www.intermet.com.

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INTERMET Corporation
October 7, 2004
Page 2


Cautionary Statement

     This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "anticipates", "may" and similar words and expressions identify forward-looking statements. These statements are not guarantees of future performance but instead involve various risks and uncertainties. INTERMET's actual results may differ materially from those suggested by its forward-looking statements due to factors such as: the economic cost, management distraction and lost business opportunities associated with bankruptcy proceedings; INTERMET's ability to consummate its anticipated DIP financing; the high cost of scrap steel and the possibility that scrap steel costs will remain at high levels or continue to increase, which would have further negative effects on INTERMET's profitability, cash flow, liquidity and ability to borrow; fluctuations in the cost of other raw materials, including the cost of energy, aluminum, zinc, magnesium and alloys, and INTERMET's ability, if any, to pass those costs on to its customers; pricing practices of INTERMET's customers, including changes in their payment terms resulting from the discontinuation of early payment programs and continuing demands for price concessions as a condition to retaining current business or obtaining new business, and the negative effect that price concessions have on profit margins; changes in procurement practices and policies of INTERMET's customers for automotive components, including the risk of the loss of major customers or the loss of current or prospective vehicle programs as a result of INTERMET's financial condition and prospects (or otherwise); possible inability to close unprofitable plants or to transfer work from one plant to another because of the related costs or customer requirements; general economic conditions, including any downturn in the markets in which INTERMET operates; fluctuations in automobile and light and heavy truck production, which directly affect demand for INTERMET's products; deterioration in the market share of any of INTERMET's major customers; fluctuations in foreign currency exchange rates; work stoppages or other labor disputes that could disrupt production at INTERMET's facilities or those of its customers; continuing changes in environmental regulations to which INTERMET is subject, and the costs INTERMET will incur in meeting more stringent regulations; factors or presently unknown circumstances that may result in impairment of INTERMET's assets, including further write-downs of its goodwill; and other risks as detailed from time to time in INTERMET's periodic SEC reports.



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